Exhibit 5.1	Opinion regarding legality filed herewith

911 CHESTNUT ST. ● CLEARWATER, FLORIDA 33756

POST OFFICE BOX 1368 ● CLEARWATER, FLORIDA 33757-1368

TELEPHONE: (727) 461-1818 ● TELECOPIER: (727) 462-0365

FILE NO. 44877.107865

April 2, 2012

CUI Global, Inc.

20050 SW 112th Avenue

Tualatin, OR 97062

Dear Sirs:

You have requested an opinion with respect to certain matters in connection with the filing by CUI Global, Inc., a Colorado corporation (the "Company") of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission, covering the registration of up to 50,750 shares of the Company’s Common Stock, $0.001 par value per share (the "Shares"), underlying compensatory bonus Shares paid to officers.

In connection with this opinion, we have examined and relied upon the Company’s Amended Articles of Incorporation and Bylaws, the Minutes of the Meetings of the Board of Directors of the Company as well as the originals and copies of such records, documents, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion contained herein. We have assumed the genuineness and authenticity of all documents submitted as originals, the conformity to the originals of all documents submitted to us as copies thereof and the due execution, delivery or filing of documents, where such execution, delivery or filing are a prerequisite to the effectiveness thereof.

For the purposes of this opinion, we have relied upon the representations of the Company that it is current in its filings under the 1934 Act and that the filings are true and accurate representations of the state of the Company when the documents were filed.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Shares, are validly issued, fully paid and non-assessable shares of common stock of the Company.

Johnson, Pope, Bokor, Ruppel & Burns, LLP

ATTORNEYS AND COUNSELLORS AT LAW

CUI Global, Inc.

April 2, 2012

We hereby consent to the reference to our Firm in the Registration Statement under the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or the general rules and regulations thereunder.

Very truly yours,

JOHNSON, POPE, BOKOR,
RUPPEL & BURNS, LLP

By: /s/ Michael T. Cronin
Michael T. Cronin

MTC/ej/598842 v1

Exhibit 23.1	Consent of counsel included with Exhibit 5.1 above.